EXHIBIT 99.1

CORAUTUS GENETICS STOCKHOLDERS APPROVE

MERGER WITH VIA PHARMACEUTICALS AND RELATED PROPOSALS

BOARD SETS 1:15 RATIO FOR REVERSE STOCK SPLIT

ATLANTA, GA, June 4, 2007 – Corautus Genetics Inc. (NASDAQ: VEGF), a development stage company dedicated to the development of innovative products in the life sciences industry, announced today that its stockholders approved the previously announced merger with VIA Pharmaceuticals, Inc., a biotechnology company focused on the development of compounds for the treatment of cardiovascular disease, at its special meeting of stockholders held on June 4, 2007. The transaction, which is subject to customary closing conditions, is expected to close on or about June 5, 2007.

At the special meeting, Corautus stockholders also approved several proposals related to the merger transaction, including amendments to Corautus’ charter to increase the authorized shares of common stock to 200,000,000, to effect a reverse stock split of Corautus common stock at a ratio within the range of 1:5 to 1:20, and to change the name of Corautus to “VIA Pharmaceuticals, Inc.” following the closing of the merger.

Following the special meeting of stockholders, the Corautus board of directors approved a reverse stock split of the Corautus common stock at a ratio of 1:15. Corautus common stock will begin trading on a reverse split-adjusted basis on June 6, 2007. As a result of the reverse stock split, every 15 shares of Corautus common stock will be combined into one share of Corautus common stock. Corautus will pay cash in lieu of fractional shares in connection with the reverse stock split.

About Corautus Genetics Inc.

Corautus Genetics Inc. is a development stage company dedicated to the development of innovative products in the life sciences industry. Corautus, formerly known as GenStar Therapeutics Corporation and Urogen Corp., was formed as a Delaware corporation on June 30, 1995. Prior to November 1, 2006, Corautus was primarily focused on the clinical development of gene therapy products using a vascular growth factor gene, Vascular Endothelial Growth Factor 2 (VEGF-2), for the treatment of severe cardiovascular disease. Corautus was the sponsor of a Phase IIb clinical trial to study the efficacy of VEGF-2 for the treatment of severe cardiovascular disease, known as the GENASIS trial. For more information, visit: www.corautus.com.

About VIA Pharmaceuticals, Inc.

VIA Pharmaceuticals, Inc. is a biotechnology company focused on the development of compounds for the treatment of cardiovascular disease. VIA is building a pipeline of small-molecule drugs that target inflammation in the blood vessel wall, an underlying cause of atherosclerosis and its complications, including heart attack and stroke. VIA’s lead drug candidate, VIA-2291, is in two concurrent Phase II clinical studies in patients with cardiovascular disease. VIA is privately-held and headquartered in San Francisco, CA. For more information, visit: www.viapharmaceuticals.com.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements that address performance, events or developments that we or VIA expect or anticipate will occur in the future, such as the completion of our merger with VIA. These risks are discussed in Corautus Genetics Inc.’s Securities and Exchange Commission filings, including, but not limited to, the risk factors in Corautus’ 2006 Annual Report on Form 10-K, which was filed on March 30, 2007, as amended by Corautus’ Form 10-K/A for 2006, which was filed on April 30, 2007 and Corautus’ Form 10-Q for the period ended March 31, 2007, which was filed on May 15, 2007, all of which are incorporated by reference into this release. All forward-looking statements included in this release are based on information available to Corautus and VIA on the date hereof, and neither Corautus nor VIA assumes any obligation to update any such forward-looking statements.

Contact Information:

Corautus Genetics Inc.

Jack W. Callicutt

Senior Vice President and Chief Financial Officer

404.526.6210